UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBYI	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2019, the Board of Directors of Puma Biotechnology, Inc. (the “Company”) approved the Company’s Third Amended and Restated Bylaws (the “Amended Bylaws”) in connection with permitting stockholders who hold, in the aggregate, at least 25% of the voting power of the outstanding shares of the Company to call a special meeting of stockholders, subject to the limitations and requirements set forth in the Amended Bylaws. The Amended Bylaws also provide the Board with discretion to determine that a stockholder meeting may be held via remote communication, as well as incorporate various conforming, ministerial and other related changes.

A copy of the Amended Bylaws is filed as Exhibit 3.1 to this current report on Form 8-K and is incorporated herein by reference. A copy of the Amended Bylaws, marked to show the amendments reflected in the Amended Bylaws as compared to the Company’s prior bylaws, is also attached as Exhibit 3.2.

Item 9.01.        Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Third Amended and Restated Bylaws of Puma Biotechnology, Inc.
3.2	Marked Third Amended and Restated Bylaws of Puma Biotechnology, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: May 28, 2019	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President